EXHIBIT 4.1

                           SMTEK INTERNATIONAL, INC.
                  1998 NON-EMPLOYEE DIRECTORS STOCK PLAN


                                   ARTICLE I
                                   GENERAL

1.01  Purpose.

     The purpose of the 1998 Non-Employee Directors Stock Plan (the "Plan") of SMTEK International, Inc. (the "Company") is to promote the best interests of the Company and its stockholders by providing members of the Board who are not employees of the Company or its affiliates with an opportunity to acquire a proprietary interest in the Company. By encouraging stock ownership by directors who are not employees of the Company or its affiliates, the Company seeks to attract and retain on the Board persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

1.02  Administration.

     The Plan shall be administered by the Board or a committee appointed by the Board (the "Committee") comprised of at least two members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule ("Rule 16b-3"). All references to the Board herein shall also be deemed to be a reference to the Committee. The Board, subject to the express provisions of the Plan, shall have the power to construe the Plan and any agreements defining the rights and obligations of the Company and Plan participants, to resolve all questions arising thereunder, to adopt and amend such rules and regulations for the administration thereof as it may deem desirable, and otherwise to carry out the terms of the Plan and such agreements. The interpretation and construction by the Board of any provisions of the Plan or of any option granted under the Plan shall be final. Notwithstanding the foregoing, the Board shall have no authority or discretion as to the selection of persons eligible to receive securities under the Plan, the number of securities granted under the Plan, the timing of such grants, or the exercise price or vesting provisions of securities granted under the Plan, which matters are specifically governed by the provisions of the Plan.

1.03  Eligible Directors.

     A person shall be eligible to receive grants under this Plan (an "Eligible Director") if, at the time of the grant, he or she is a duly elected or appointed member of the Board, but is not and has not since the beginning of the Company's most recently completed fiscal year been an employee of the Company or any of its affiliates (except for a director who has served solely as an uncompensated interim executive officer and who no longer serves in that capacity) and is not otherwise eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted (except for non-discretionary grants) pursuant to any plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options, or stock appreciation rights of the Company or any of its affiliates. Notwithstanding the foregoing, no director shall become an Eligible Director until such time as the Plan has been approved by the Company's stockholders.

1.04  Shares of Common Stock Subject to the Plan and Grant Limit.

     The shares that may be issued under the Plan shall be authorized and unissued shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), or previously issued shares of Common Stock reacquired by the Company. The aggregate number of shares that may be granted under the Plan shall not exceed 1,000,000 shares of Common Stock, subject to adjustment in accordance with Article IV.

1.05  Amendment of the Plan.

     The Board may, insofar as permitted by law, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever that would not compromise the ability of Eligible Directors to serve as disinterested administrators of the Company's other employee benefit plans under Section 16 of the Exchange Act and the rules promulgated thereunder, except that no such amendment shall alter or impair or diminish any rights or obligations under any option theretofore granted under the Plan without the
consent of the person to whom such option was granted.   In addition, if an
amendment to the Plan would increase the number of shares subject to the Plan (as adjusted under Article IV), increase the number of shares for which an option or options may be granted to any optionee (as adjusted under Article
IV), change the class of persons eligible to receive options under the Plan, provide for the grant of options having an exercise price per option share less than the exercise price specified in the Plan, extend the final date upon which options may be granted under the Plan, or otherwise materially increase the benefits accruing to participants in a manner not specifically contemplated herein or affect the Plan's compliance with Rule 16b-3, the amendment shall be approved by the Company's stockholders to the extent required to comply with Rule 16b-3 or any other state or federal securities law. Under no circumstances may the provisions of the Plan that provide for the amounts, price, and timing of option grants be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Subject to the foregoing, the Board may amend the Plan to comply with or take advantage of changes in the rules promulgated by the Securities and Exchange Commission or its staff under
Section 16 of the Exchange Act.

1.06  Duration of Plan.

     This Plan shall be effective upon its approval by the stockholders, which requires the affirmative vote of the holders of a majority of the Common Stock of the Company present, or represented, and entitled to vote at a meeting duly held. No shares of Common Stock or stock options may be awarded prior to approval of the Plan by the stockholders. This Plan will terminate on December 31, 2007 unless a different termination date is fixed by the stockholders or by action of the Board but no such termination shall affect the prior rights under this Plan of the Company or of anyone to whom shares have been transferred prior to such termination.

1.07  Restrictions.

     All options and shares granted under the Plan shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of shares granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of shares or options or the issuance, if any, or purchase of shares in connection therewith, such option may not be exercised as a whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Unless the shares of stock to be issued under the Plan have been effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), the Company shall be under no obligation to issue any shares of stock unless the person who receives such shares or exercises such option, as a whole or in part, shall give a written representation and undertaking to the Company satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares of stock issued to him or her for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if shares of stock are issued without such registration, a legend to this effect may be endorsed upon the certificates representing the securities so issued.

1.08  Nonassignability.

     Options granted under the Plan shall be transferable only to the extent such transfer is by will or the applicable laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Internal Revenue Code of 1986, as amended (the "Code") or Title I of ERISA or the rules promulgated thereunder, and is not otherwise prohibited by Rule 16b-3. During the lifetime of the optionee, the option shall be exercisable only by the optionee (or the optionee's permitted transferee) or his or her guardian or legal representative.

1.09  Withholding Taxes.

     Whenever shares of stock are to be issued, whether directly or upon exercise of an option granted under the Plan, the Board shall have the right to require the Eligible Director to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Board may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable.

1.10  Definition of "Fair Market Value."

     For purposes of the Plan, the term "Fair Market Value" when used in reference to the value of a share of Common Stock shall mean, on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the closing sales price on the immediately preceding business day of a share of Common Stock as published in the Nasdaq National Market Issues report in The Wall Street Journal, or (iii) if no such closing prices are reported, the mean between the high bid and low asked prices on the immediately preceding business day as reported on the Nasdaq National Market System, or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value of a share of Common Stock shall be determined by the Board in its absolute discretion. A "business day" is any day, other than a Saturday or Sunday, on which the relevant market is open for trading.


1.11  Rights as a Stockholder.

     (a) Eligible Directors shall have all rights and privileges of a stockholder as to shares received under this Plan, including the right to vote and receive dividends, except that during the Restricted Period, as defined in
Section 1.12, the shares of Common Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of.

     (b) An optionee or a permitted transferee of an option shall have no rights as a stockholder with respect to any shares issuable or issued upon exercise of the option until the date of the receipt by the Company of all amounts payable in connection with exercise of the option, including the exercise price and any amounts required by the Company pursuant to Section 1.09.

1.12  Restricted Period

     Certificates representing any shares of Common Stock to which the Participant is entitled under this Plan shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account for a period (the "Restricted Period") ending six months from the date of grant of the stock option or the date of issuance of the shares, at which time those certificates shall be delivered to the Participant. During the Restricted Period, the Participant shall have all rights and privileges of a shareholder as to such shares, including the right to vote and receive dividends, except that the shares of Common Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of.

                                  ARTICLE II
                                STOCK OPTIONS

2.01  Grants of Options.

     Each Eligible Director shall be entitled to receive an annual grant of an option to purchase 30,000 shares of Common Stock at an exercise price per share equal to the Fair Market Value of Common Stock on the date of grant, subject to adjustment as set forth in Article IV. Grants of options made under this Plan shall be made initially on July 1, 1999 and thereafter on July 1 of each year (or the first business day thereafter on which the Company's Common Stock is traded on the principal securities exchange on which it is listed), except that for any person who first becomes an Eligible Director at any time after September 30, 1998, the initial grant shall be made on the date the person becomes an Eligible Director in a prorated number of options calculated using a 365 day year.


2.02  Exercise Price.

     The option exercise price shall be payable upon the exercise of an option in legal tender of the United States or such other consideration as the Board may deem acceptable, including without limitation Common Stock (delivered by or on behalf of the person exercising the option or retained by the Company from the Common Stock otherwise issuable upon exercise and valued at Fair Market Value as of the exercise date), provided, however, that the Board may, in the exercise of its discretion,

     (i) allow exercise of an option in a broker-assisted or similar transaction in which the exercise price is not received by the Company until immediately after exercise, and/or

     (ii) allow the Company to loan the exercise price to the person entitled to exercise the option, if the exercise will be followed by an immediate sale of some or all of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price.

     Upon proper exercise, and upon satisfaction of the Restricted Period as provided in Section 1.12, the Company shall deliver to the person entitled to exercise the option or his or her designee a certificate or certificates for the shares of Common Stock to which the option pertains.

2.03  Exercise.

     All options granted under the Plan shall become exercisable upon the date of grant. Certificates representing shares issued upon exercise of options may be held in custody by the Company as provided in Section 1.12.

2.04  Option Agreements.

     Each option granted under the Plan shall be evidenced by an option agreement duly executed on behalf of the Company stating the number of shares of stock issuable upon exercise of the option, the exercise price, the time at which the option becomes exercisable, and the time during which the option remains exercisable. Such option agreements may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan, a copy of which shall be provided to each option recipient and incorporated by reference into each option agreement. Any option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

2.05  Term of Options and Effect of Termination.

     Notwithstanding any other provision of the Plan, no options shall be exercisable after the expiration of 10 years from the effective date of their grant. In the event that any outstanding option under the Plan expires by reason of lapse of time or is otherwise terminated without exercise for any reason, then the shares of Common Stock subject to any such option that have not been issued upon expiration or termination of the option shall again become available in the pool of shares of Common Stock for which options may be granted under the Plan. In the event that the holder of any options granted under the Plan shall cease to be an Eligible Director of the Company, all options granted under the Plan to such holder shall remain exercisable, regardless of the reason the optionee ceases to be an Eligible Director, for a period of two years after the date the optionee ceases to be an Eligible Director (or, if sooner, until the expiration of the option according to its terms), and shall then terminate. In the event of the death of an optionee while such optionee is an Eligible Director or within the period after termination of such status during which he or she is permitted to exercise an option, such option may be exercised by any person or persons designated by the optionee on a Beneficiary Designation Form adopted by the Board for such purpose or, if there is no effective Beneficiary Designation Form on file with the Company, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules promulgated thereunder or as otherwise permitted by Rule 16b-3.


                                 ARTICLE III
                 AWARD OF SHARES FOR ATTENDANCE AT BOARD MEETINGS

     Each Eligible Director shall, on the fifth business day following each quarterly public release of the Company's earnings (the "Valuation Date"), automatically be entitled to receive, for each meeting of the Company's Board of Directors attended by such Eligible Director during the preceding fiscal quarter, that number of shares of Common Stock as are obtained by dividing the
Fair Market Value on the Valuation Date into:           (i)  $1,000 for
attendance at Board meetings in person; (ii) $500 for attendance at Board meetings by conference telephone call; and (iii) $500 for attendance in person or by conference telephone call for meetings of the committees of the Board of Directors if such committee meetings are not held in conjunction with meetings of the Board of Directors. All shares awarded shall be full shares, rounded up to the nearest whole share. No fractional shares shall be issued.


                                   ARTICLE IV
                     RECAPITALIZATIONS AND REORGANIZATIONS

4.01  Anti-dilution Adjustments.

     If the outstanding shares of Common Stock of the Company are (a) increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (b) if the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made by the Board in (x) the maximum number and kind of shares to be issued under the Plan, (y) the number and kind of shares subject to then outstanding options, and (z) the price for each share or other unit of any other securities subject to then outstanding options. No fractional interests will be issued under the Plan resulting from any such adjustments.

4.02  Corporate Transactions.

     If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the same number of shares of Common Stock that are subject to that option would have been entitled. A Change in Control (as defined below) of the Company shall cause the Plan to terminate, provided that outstanding options granted to optionees who remain Eligible Directors after such Change in Control shall remain in effect according to their terms subject to adjustments made pursuant to Section 4.01, and outstanding options granted to optionees who cease to be Eligible Directors after such Change in Control shall remain exercisable according to their terms, subject to adjustments made pursuant to Section 4.01, for a period of two years following such Change in Control. For purposes hereof, a "Change in Control" means the following and shall be deemed to occur if any of the following events occur:

          (a) Except as provided by subparagraph (b) hereof, the acquisition (other than from the Company) by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding shares of Common Stock; or

          (b) Approval by the stockholders of the Company of a reorganization, merger or consolidation with any other person, entity or corporation, other than

             (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, or

             (ii) a merger or consolidation effected to implement a
                  recapitalization of the Company (or similar transaction) in which no person or entity acquires fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities; or

          (c) Approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the preceding provisions of this paragraph, a Change in Control shall not be deemed to have occurred (1) if the "person" described in the preceding provisions is an underwriter or underwriting syndicate that has acquired the ownership of the Company's voting securities solely in connection with a public offering of the Company's securities or (2) if the "person" described in the preceding provisions is an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of ERISA.

4.03  Determination by the Board.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.

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